Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-188787) and on Form S-3ASR (File No. 333-233089) of Continental Resources, Inc. of our report dated January 7, 2022, relating to the statement of revenues and direct operating expenses of the Delaware Properties for the year ended December 31, 2020 appearing in this Current Report on Form 8-K/A of Continental Resources, Inc.

/s/ Ernst & Young LLP

Dallas, Texas
February 21, 2022